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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            INTER-TEL, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                             INTER-TEL, INCORPORATED

                 ----------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 21, 2003
                 ----------------------------------------------

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Inter-Tel, Incorporated (the "Company"), an Arizona corporation, will be held on April 21, 2003, at 10:00 a.m., local time, at the Company's office located at 1615 S. 52nd Street, Tempe, Arizona 85281, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified;

     2. To consider and ratify the appointment of Ernst & Young LLP as the Company's independent auditors;

     3. To amend the Company's 1997 Long-Term Incentive Plan to remove the 500,000 share lifetime individual grant limitation and to create an annual individual grant limit per individual of 1% or less of the total outstanding shares for any one year period. If approved by the shareholders, the new annual limit will first be determined as of April 21, 2003 and, beginning in 2004, on January 1 of each year thereafter; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Each of the foregoing items of business is more fully described in the Proxy Statement accompanying this Notice and will be discussed at the Annual Meeting with adequate time allotted for shareholder questions.

     Only shareholders of record at the close of business on March 7, 2003 (the "Record Date") are entitled to notice of and to vote at the meeting. A copy of the Company's 2002 Annual Report to Shareholders, which includes certified financial statements, was mailed with this Notice and Proxy Statement on or about March 21, 2003 to all shareholders of record on the Record Date.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or to vote by telephone according to the instructions provided on the proxy card. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy.

                                        Sincerely,

                                        KURT R. KNEIP,
                                        Secretary
Phoenix, Arizona
March 19, 2003

                             INTER-TEL, INCORPORATED
                               1615 S. 52ND STREET
                              TEMPE, ARIZONA 85281

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is furnished by Inter-Tel, Incorporated ("Inter-Tel" or the "Company"), for use at the Annual Meeting of Shareholders to be held April 21, 2003 at 10:00 a.m., local time or at any postponement or continuation of the meeting, as applicable, or at any adjournment thereof (as applicable, the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal office building located at 1615 S. 52nd Street, Tempe, Arizona 85281. These proxy solicitation materials were mailed on or about March 21, 2003 to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARE OWNERSHIP

     Only shareholders of record at the close of business on the Record Date, or March 7, 2003, are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 24,925,633 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

     The enclosed proxy is being solicited by the Board of Directors of the Company. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

VOTING AND SOLICITATION

     Every shareholder voting at the Annual Meeting for the election of directors may either (i) cumulate such shareholder's votes and give one nominee for director a number of votes equal to (a) the number of directors to be elected, multiplied by (b) the number of shares of the Company's Common Stock held by such shareholder; or (ii) distribute such shareholder's votes on the same principle among as many nominees for director as the shareholder thinks fit, provided that votes cannot be cast for more than five nominees. However, no shareholder will be entitled to cumulate votes for any nominee unless such nominee's name has been placed in nomination prior to the voting and such shareholder, or another shareholder, has given notice at the Annual Meeting prior to the voting for directors of the intention of such shareholder to cumulate such shareholder's votes. On all other matters, one vote may be cast for each share of the Company's Common Stock held by a shareholder.

     A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. All matters to be considered and acted upon by the shareholders at the Annual Meeting must be approved by a majority of the shares represented at the Annual Meeting and entitled to vote. Consequently, abstentions will have the same legal effect as votes against a proposal. In contrast, broker "non-votes" resulting from a broker's inability to vote a client's shares on non-discretionary matters will have no effect on the approval of such matters.

     If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto.

Telephone voting will also be allowed according to the instructions provided on the proxy card submitted with this proxy.

     The cost of this proxy solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of the Company's Common Stock for expenses incurred in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and regular employees, personally or by telephone or facsimile, without additional compensation.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of security holders of the Company that are intended to be presented by such shareholders at the annual meeting of the Company for the fiscal year ending December 31, 2003 must be received by the Company no later than November 19, 2003, in order to be included in the proxy statement and form of proxy relating to such meeting.

     SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting. The discretionary vote deadline for the year 2003 Annual Meeting is February 4, 2004, 45 calendar days prior to the anniversary of the mailing date of this proxy statement. If a shareholder gives notice of such a proposal after the discretionary vote deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the Company's year 2004 Annual Meeting.

INDEPENDENT AUDITORS

     The independent auditors of the Company for the fiscal year ended December 31, 2002 were Ernst & Young LLP. A representative of Ernst & Young LLP will attend the annual meeting for purposes of responding to appropriate questions.

                     ELECTION OF DIRECTORS (PROPOSAL NO. 1)

NOMINEES. Five (5) directors are to be elected at the Annual Meeting. Each nominee named below is currently a director of the Company. In the event that any nominee of the Company becomes unavailable for any reason or if a vacancy should occur before election (which events are not currently anticipated by the Company), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them cumulatively, in their discretion, in such a manner as to ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders in their discretion. The term of office of each person elected as a director will continue until the next annual meeting and until his successor has been duly elected and qualified.

         The names of the nominees and certain biographical information relating to the nominees are set forth below.

                                                                  Director
Name of Nominees           Age        Current Position(s)          Since
----------------           ---        -------------------          -----

Steven G. Mihaylo          59         Chairman and Chief           1969
                                        Executive Officer
J. Robert Anderson         66         Director                     1997
Jerry W. Chapman           62         Director                     1999
Gary D. Edens              61         Director                     1994
C. Roland Haden            62         Director                     1983

MR. MIHAYLO, the founder of Inter-Tel, has served as Chairman of the Board of Directors of Inter-Tel since September 1983, as President since May 1998 and as Chief Executive Officer since Inter-Tel's formation in July 1969. Mr. Mihaylo served as President of Inter-Tel from 1969 to 1983 and from 1984 to December 1994, and as Chairman of the Board of Directors from July 1969 to October 1982 and from September 1983 to the present.

MR. ANDERSON has served as one of our directors since February 1997. Mr. Anderson held various positions at Ford Motor Company from 1963 to 1983, serving as President of the Ford Motor Land Development Corporation from 1978 to 1983. He served as Senior Vice President, Chief Financial Officer and as a member of the Board of Directors of The Firestone Tire and Rubber Company from 1983 to 1989, and as Vice Chairman of Bridgestone/Firestone, Inc. from 1989 through 1991. He most recently served as Vice Chairman, Chief Financial Officer and as a member of the Board of Directors of the Grumman Corporation from 1991 to 1994. He currently serves on the boards of GenCorp, Inc. and B-G Corp. Mr. Anderson is currently semi-retired, and he is an active leader in various business, civic and philanthropic organizations.

MR. CHAPMAN was elected as one of our directors in December 1999 and previously served as one of our directors from 1989 to 1992. A CPA, he served with a local firm from 1963 through 1969, at which time he joined Ernst & Ernst, a predecessor entity of Ernst & Young LLP. He became a partner of Ernst & Young in 1977 and, until retiring from the firm in 1989, served as engagement partner on a wide variety of audit, assurance and consulting engagements. Additionally, he managed Ernst & Young's practices in Arizona as well as various offices in the adjoining southwest states from 1980 through 1989. He then operated his own consulting firm through 1992 and joined Arthur Andersen in 1993 as a partner specializing in providing business consulting services. He retired from Arthur Andersen in 1999 and currently provides services for a small number of clients requiring strategic and market-driven services.

MR. EDENS has served as one of our directors since October 1994. He was a broadcasting media executive from 1970 to 1994, serving as Chairman and Chief Executive Officer of Edens Broadcasting, Inc. from 1984 to 1994, when that corporation's nine radio stations were sold. He is currently President of The Hanover Companies, Inc., an investment firm. He is an active leader in various business, civic and philanthropic organizations.

DR. HADEN has served as one of our directors since 1983. Dr. Haden was Vice Chancellor and Dean of Engineering of Texas A&M University from 1993 until his retirement on August 31, 2002. Previously, he was Vice Chancellor of Louisiana State University, Dean of the College of Engineering and Applied Sciences at Arizona State University, and Vice President for Academic Affairs at Arizona State University. He earlier served as department head at the University of Oklahoma. Dr. Haden has served on a number of corporate boards, such as Square D Company and E-Systems, Inc., both then Fortune 500 companies. He currently serves on the board of Crosstex Energy, GP, LLC of Dallas. Dr. Haden holds a Ph.D. in Electrical Engineering from the University of Texas.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH NOMINEE LISTED ABOVE.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

     Subject to ratification by the shareholders at the Annual Meeting, the Audit Committee has recommended to the Board of Directors of the Company that Ernst & Young LLP be reappointed, and the Board of Directors has reappointed Ernst & Young LLP, as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2003. Ernst & Young LLP has issued its report, included in the Company's Form 10-K, on the consolidated financial statements of the Company for the year ending December 31, 2002. Ernst & Young LLP has served as the Company's independent auditors in every year in which the Company's stock has been publicly traded.

     FEES BILLED BY ERNST & YOUNG LLP DURING FISCAL 2002 and 2001. The following table sets forth the approximate aggregate fees billed by Ernst & Young LLP to Inter-Tel during fiscal 2002 and 2001:

                                                        2002          2001
                                                      ---------     ---------
     Audit Fees                                       $ 240,000     $ 211,000
     Financial Information Systems Design and
       Implementation Fees                                  N/A           N/A
     All Other Fees:
       Audit-Related Fees                                38,000        51,000
       Tax-Related Services                              36,000       112,000
                                                      ---------     ---------
     Total Fees                                       $ 314,000     $ 374,000
                                                      =========     =========

     The Company did not engage Ernst & Young LLP to provide any separate information technology services during the fiscal years ended December 31, 2002 or 2001. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Ernst & Young LLP.

     THE BOARD  UNANIMOUSLY  RECOMMENDS  THAT THE  SHAREHOLDERS  VOTE  "FOR" THE
     PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2003.

  TO AMEND THE 1997 LONG-TERM INCENTIVE PLAN TO CHANGE INDIVIDUAL GRANT LIMITS
                                (PROPOSAL NO. 3)

     The 1997 Long-Term Incentive Plan (the "Plan") currently includes a lifetime limit of 500,000 shares that may be awarded over the term of the Plan. This proposal would remove the 500,000 share lifetime limitation in favor of an annual limit per individual of 1% or less of the outstanding shares of the Company's Common Stock for any one year period. Accordingly, if this proposal is approved and adopted, commencing in 2003 individuals previously capped at the lifetime limit would no longer be restricted from receiving additional annual awards not to exceed the new annual individual limit.

The determination of the 1% limit for 2003 would be made as of April 21, 2003. In future applicable years, the annual determination would be made as of January
1. The proposed changes to the Plan language are noted below as marked:

ARTICLE 5 SHARES SUBJECT TO THE PLAN


     5.5. LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Awards that may be granted *in any one year period* to any one Participant *after April 21, 2003* [over the term of the Plan] shall [be five hundred thousand (500,000)] *not exceed 1% of the total outstanding shares of the Company's Common Stock as measured on an annual basis. The annual limit for the 2003 year shall be 1% or less of the outstanding shares of the Company's Common stock as of April 21, 2003. The annual limit in each subsequent year thereafter shall be 1% or less of the outstanding shares of the Company's Common Stock as of January 1.*


   THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE 1997 LONG-TERM INCENTIVE PLAN TO CHANGE THE INDIVIDUAL GRANT LIMITS FROM 500,000 LIFETIME SHARES TO ANNUAL INDIVIDUAL LIMITS NOT TO EXCEED 1% OF THE TOTAL OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK.

MATERIAL FEATURES OF 1997 LONG-TERM INCENTIVE PLAN APPROVED BY SHAREHOLDERS

The following paragraphs provide a summary of the principal features of the 1997 Long-Term Incentive Plan (the "Plan" or "Stock Plan") and its operation. The following summary is qualified in its entirety by reference to the Plan, as amended, set forth in Exhibit 4.1 of Inter-Tel's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 28, 2002 (File No. 333-85098).

GENERAL. The Stock Plan provides for the grant of (i) stock options, (ii) stock appreciation rights, (iii) restricted stock awards, (iii) performance share awards, (iv) dividend equivalent awards, and (v) other stock awards as determined by the administrator (in each case, an "Award"). Options granted under the Stock Plan may either be "incentive stock options" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, as determined by the Board of Directors or a committee designated by the Board.

PURPOSE. The general purposes of the Stock Plan are to promote the success and enhance the value of the Company by linking the personal interests of its key employees with an incentive for outstanding performance. It is further intended to attract, motivate and retain the services of the best available officers and key employees.

ADMINISTRATION. The Stock Plan is administered by the Board of Directors ("Board") or a committee designated by the Board ("Committee"). To the extent the Board determines it desirable to comply with the rules governing plans intended to qualify as discretionary grant plans under Rule 16b-3 the members of the Committee shall qualify as "non-employee directors" under Rule 16b-3. To the extent the Board determines it desirable to qualify stock options as "performance-based compensation" within the meaning of Section 162(m) of the Code, the plan shall be administered by two or more "outside directors" within the meaning of Section 162(m) of the Code.

Subject to the terms of the Stock Plan, the Board or the Committee has the sole discretion to select the employees who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Stock Plan and outstanding Awards.

ELIGIBILITY. The Stock Plan provides that Awards may be granted to key employees (including officers) of the Company who are responsible for the continued growth and development and the financial success of the Company. The Board or the Committee shall determine which eligible persons shall be granted Awards, provided, however, no person who, at the date of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock in the Company shall be granted incentive stock options.

Note: Text appearing in [brackets] is deleted text.
      Text appearing between *asterisks* is added text.

EVERGREEN PROVISION. The Stock Plan provides for an automatic increase in the number of shares of Common Stock reserved thereunder on the first day of each fiscal year equal to the lesser of (a) 2.5% of the outstanding shares on that date, (b) 750,000 shares (subject to appropriate adjustment for all stock splits, dividends, subdivisions, combinations, recapitalizations and like transactions or (c) a lesser amount as determined by the Board.

STOCK OPTIONS

A stock option is the right to acquire shares of the Company's common stock at a fixed exercise price for a fixed period of time. Incentive stock options granted under the Stock Plan are non-transferable by the optionee other than by will or laws of descent and distribution, and may be exercised during an optionee's lifetime only by the optionee.

GRANT LIMITATION. No incentive stock option may be granted under the Plan on or after April 23, 2007. The Stock Plan also provides that no employee may be granted, during the term of the Plan, options to purchase more than 500,000 shares of Common Stock. The Board has approved and is recommending that the Company's shareholders approve an amendment to the Plan that would remove this 500,000 share lifetime limitation in favor of an annual limit of 1% or less of the outstanding shares of the Company's common stock.

EXERCISE PRICE. The exercise price of options granted under the Stock Plan is determined by the Board or the Committee and must not be less than 100% of the fair market value of the Company's Common Stock at the time of grant for shares covered by incentive stock options or nonqualified options intended to qualify as "performance based" under Code Section 162(m), unless nonqualified options are otherwise so qualified.

EXERCISE OF OPTIONS. Options become exercisable at such times as are determined by the Board or the Committee and are set forth in the individual option agreements. Generally, options granted to employees vest as to 20% per year over a five (5) year period. An option is exercised by giving written notice to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price. The method of payment of the exercise price for the shares purchased upon exercise of an option shall be determined by the Board or the Committee. In addition, the aggregate fair market value of the shares of Common Stock (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

TERMINATION. The Stock Plan gives the Board or the Committee the authority to vary the terms of the individual option agreements. However, generally, if the optionee ceases to be an employee or consultant for any reason other than death or disability, then the optionee, at the discretion of the Board, may have the right to exercise an existing unexercised incentive stock option up to ninety
(90) days after the date of termination, but only to the extent that the optionee was entitled to exercise such option at the date of such termination, and the stock option agreement does not further limit the exercise period. If such termination is due to disability within the meaning of Section 422(c) of the Code, the optionee shall have the right to exercise an existing unexercised incentive stock option at any time within twelve (12) months of the termination date. If such termination is due to death, the optionee's legal representative may exercise any vested incentive stock options before the earlier of (i) the date the option would have lapsed had the optionee not died, or (ii) fifteen
(15) months after the optionee's death.

TERMINATION OF OPTIONS. Options granted under the Stock Plan expire as determined by the Board or Committee, but in no event later than ten (10) years from date of grant. No option may be exercised by any person after its expiration.

STOCK APPRECIATION RIGHTS

The Committee determines the terms of stock appreciation rights, except that the exercise price of a stock appreciation right granted in connection with an incentive stock option may not be less than 100% of the fair market value of the Shares on the date of grant.

A stock appreciation right will entitle the participant, upon exercise, to receive from the Company an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the fair market value of the shares covered by the exercised portion of the stock appreciation right on the date of grant.

Generally, stock appreciation rights may be granted in connection with an option, in which case the participant is entitled to exercise the stock appreciation right by surrendering to the Company a portion of the unexercised related option. The participant will receive in exchange from the Company an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise of the stock appreciation right covered by the surrendered portion of the related option over the exercise price of the shares covered by the surrendered portion of the related option.

PERFORMANCE SHARES

Performance shares are Awards that will result in a payment to a participant only if performance goals established by the Committee are achieved or the Awards otherwise vest. The Committee determines the terms of performance share Awards. The applicable performance goals will be determined by the Committee in light of the participant's specific responsibilities. Performance shares are payable in cash, stock or other property at the discretion of the Committee.

RESTRICTED STOCK AWARDS

Awards of restricted stock are shares of Common Stock that vest in accordance with the terms and conditions established by the Committee. In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. Unless determined otherwise by the Committee at the time of grant or thereafter, restricted stock Awards subject to restrictions shall be forfeited and reacquired by the Company upon a participant's termination of service with the Company.

DIVIDEND EQUIVALENTS

The Committee may grant dividend equivalents subject to such terms and conditions as it may select. Dividend equivalents entitle a participant to receive payments equal to dividends with respect to all or a portion of shares of Common Stock subject to an Award of stock options or stock appreciation rights.

ADJUSTMENTS UPON CHANGE IN CAPITALIZATION OR CHANGE IN CONTROL

The number of shares covered by each outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a change in the Company's capitalization, such as a stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company.

In the event that the Company is a participant in any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding Award in the nature of rights that may be exercised shall become fully vested and exercisable and all restrictions on outstanding Awards shall lapse.

ADJUSTMENTS UPON A PARTICIPANT'S DEATH OR DISABILITY

In the event of a participant's death or disability, all outstanding options, stock appreciation rights and other Awards in the nature of rights that may be exercised shall become fully vested, exercisable and all restrictions on outstanding Awards shall lapse.

AMENDMENT OR TERMINATION OF THE STOCK PLAN

The Board may amend, alter, suspend or terminate the Stock Plan or any part thereof from time to time, with respect to any shares at such time not subject to options or stock purchase rights; provided, however, that without the approval of a majority of the Company's shareholders, no amendment may (a) materially increase the number of shares reserved for issuance under the Stock Plan, (b) materially change the designation of the class of persons eligible to participate in the Stock Plan, or (c) reprice options outstanding under the Stock Plan.

FEDERAL INCOME TAX INFORMATION

INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair  market  value of the shares at the date of the option  exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

STOCK APPRECIATION RIGHTS. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

DIVIDEND EQUIVALENTS. No taxable income is reportable when a dividend equivalent is granted to a participant. The dividend equivalents will be taxable as ordinary income to participants when paid. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the participant.

RESTRICTED STOCK, PERFORMANCE SHARES. A participant recognizes ordinary income equal to the difference between the purchase price, if any, and the fair market value of the shares (the "spread") as any right of the Company to repurchase the shares at the original purchase price lapses (that is, as the stock "vests"). Under current federal tax law, the participant may elect to include the spread in ordinary income at the time of grant. Any subsequent gain or loss upon resale of the shares by the purchaser is treated as long or short-term capital gain or loss, depending on how long the shares are held. The Company is entitled to a federal tax deduction in the same amount and at the same time as the purchaser realizes ordinary income.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE EMPLOYEE OR CONSULTANT AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE STOCK PLAN AND DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN OPTIONEE'S OR PURCHASER'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

PARTICIPATION IN THE STOCK PLAN

The grant of options under the Stock Plan to directors and executive officers, including the officers named in the Summary Compensation Table below, is subject to the discretion of the administrator or the Stock Plan. As of the date of this Proxy Statement, there has been no determination by the administrator with respect to future awards under the 1997 Stock Plan. Accordingly, future awards are not determinable.

In fiscal 2002, from the 1997 Stock Plan, options to purchase 495,500 shares of Common Stock were granted to all employees (excluding executive officers) and no options to purchase shares of Common Stock were granted to the Named Executive Officers (defined below). In fiscal 2003, through March 7, 2003 options to purchase 20,000 shares of Common Stock were granted to all employees (including executive officers) from the 1997 Stock Plan, none of which were granted to the Named Executive Officers. See "Option Grants in the Last Fiscal Year."

MATERIAL FEATURES OF COMPENSATION PLAN NOT APPROVED BY SHAREHOLDERS

INTER-TEL ACQUISITION STOCK OPTION PLAN

     The Acquisition Stock Option Plan (the "Acquisition Plan") was adopted by the Board of Directors in 1998 and has not been approved by our shareholders. The Acquisition Plan provides for the granting of nonstatutory stock options, stock appreciation rights, performance shares, restricted stock awards and dividend equivalents (in each case, an "Award").

     Awards may be granted under the Acquisition Plan to individuals who are employees or consultants of Inter-Tel or its subsidiaries, provided that officers and directors of Inter-Tel may not receive Awards under the Acquisition Plan. The Acquisition Plan is administered by a committee of the board of directors, which in its discretion determines the exercise price of the stock options and other Awards granted under the Acquisition Plan and the term of all such Awards. Stock options granted under the Acquisition Plan generally vest over a five (5) year period. In the event of a Change of Control, all outstanding Awards in the nature of rights that may be exercised shall become fully vested and exercisable and all restrictions on outstanding Awards shall lapse.

     As of December 31, 2002, options covering 551,471 shares of Inter-Tel common stock were outstanding under the Acquisition Plan, 98,014 shares remained available for future option grants, and options covering 58,924 shares had been exercised during the fiscal year ending December 31, 2002. No stock appreciation rights, performance shares, dividend equivalents or restricted stock awards have been issued under the Acquisition Plan.

     The   Acquisition   Plan  is  included  as  Exhibit  10.1  of   Inter-Tel's
Registration Statement on Form S-8, filed with the Securities and Exchange Commission on November 13, 1998 (File No. 333-67261).

                      EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2002. Information is included for both equity compensation plans approved by Inter-Tel shareholders and equity compensation plans not approved by Inter-Tel shareholders.

                          COMMON SHARES TO BE
                              ISSUED UPON           WEIGHTED-AVERAGE        COMMON SHARES AVAILABLE
                              EXERCISE OF          EXERCISE PRICE OF       FOR FUTURE ISSUANCE UNDER
                              OUTSTANDING             OUTSTANDING          EQUITY COMPENSATION PLANS
                           OPTIONS, WARRANTS       OPTIONS, WARRANTS         (EXCLUDING SECURITIES
     PLAN CATEGORY            AND RIGHTS              AND RIGHTS            REFLECTED IN COLUMN (A))
                                  (a)                     (b)                       (c)
Equity compensation
plans approved by
Inter-Tel shareholders        3,637,170(1)              $ 12.93                 1,103,221 (2)

Equity compensation
plans not approved by
Inter-Tel shareholders          551,471(3)              $ 16.46                    98,014

Totals:                       4,188,641                 $ 13.40                 1,201,235

(1) Includes options to purchase shares outstanding under the plans approved by Inter-Tel shareholders. Of these shares, options to purchase 442,450 shares were outstanding from the Inter-Tel 1994 Long-Term Incentive Plan, options to purchase 3,109,720 shares were outstanding from the Inter-Tel 1997 Long-Term Incentive Plan and options to purchase 85,000 shares were outstanding from the 1990 Inter-Tel Director Option Plan.

(2) Includes shares available for future issuance under the Inter-Tel 1994 Long-Term Incentive Plan, the Inter-Tel 1997 Long-Term Incentive Plan, the 1990 Inter-Tel Director Option Plan and the Inter-Tel 1997 Employee Stock Purchase Plan; excludes securities reflected in column (a). Of these shares, 16,826 shares were available under the 1994 Long-Term Incentive Plan, 356,811 shares were available under the Inter-Tel 1997 Long-Term Incentive Plan, 155,000 shares were available under the 1990 Inter-Tel Director Option Plan and 574,584 shares were available under the Inter-Tel 1997 Employee Stock Purchase Plan. Under the Inter-Tel 1997 Long-Term Incentive Plan, the amount of shares authorized for issuance increases annually by the lesser of (a) 2.5% of the outstanding shares on that date,
     (b) 750,000 shares (subject to appropriate adjustments for stock splits, dividends, subdivisions, combinations, recapitalizations and like transactions) or (c) a lesser amount as determined by the Inter-Tel Board of Directors.

(3) As of December 31, 2002, individual options to purchase a total of 551,471 shares had been assumed or issued in connection with acquisition transactions by Inter-Tel, at a weighted average exercise price of $16.46 per share. These options were issued under the Inter-Tel Acquisition Stock Option Plan, which has not been approved by Inter-Tel shareholders.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table and footnotes thereto set forth the beneficial ownership of Common Stock of the Company as of the Record Date, by (a) each director and nominee for director of the Company who owned shares as of such date, (b) each of the Named Executive Officers (defined below), (c) all directors and executive officers of the Company as a group and (d) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock:

                                                                              SHARES OF COMMON STOCK
                                                                                BENEFICIALLY OWNED

                                                                  NUMBER              RIGHT TO      PERCENT
NAME                                                            OF SHARES (1)        ACQUIRE (2)    OF TOTAL
--------                                                        -------------        -----------    --------
Steven G. Mihaylo
  1615 S. 52nd Street, Tempe, Arizona, 85281                     5,448,498                  --        21.1
J. Robert Anderson                                                  32,500              27,500           *
Jerry W. Chapman                                                    25,069              22,500           *
Gary D. Edens                                                       37,713              27,500           *
C. Roland Haden                                                     26,753               7,500           *
Norman Stout                                                       325,661(3)          276,800         1.3
Craig W. Rauchle                                                   425,684             398,800         1.6
Jeffrey T. Ford                                                    153,672(4)          125,000           *
Kurt R. Kneip                                                       90,588(5)           63,000           *
All directors and executive officers as a group (9 persons)      6,566,138             948,600        25.4

Other Beneficial Owners:
Entities Affiliated with Barclays Global (6)
  45 Fremont Street
  San Francisco, CA 94105                                        1,277,214(6)               --         5.0

*    Less than 1%.

(1) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that all options held by such person (but not those held by any other person) that are exercisable within 60 days from the Record Date have been exercised. All persons named in the table have sole voting and investment power with respect to all shares issuable pursuant to stock options. Unless otherwise noted in subsequent footnotes to this table, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
(2) Shares that can be acquired through stock options vested through March 7, 2003, or within 60 days of that date.
(3) With respect to 20,000 of these shares, Mr. Stout shares voting and investment power with his spouse.
(4) With respect to 27,417 of these shares, Mr. Ford shares voting and investment power with his spouse.
(5) With respect to 16,000 of these shares, Mr. Kneip shares voting and investment power with his spouse.
(6) Based solely upon information contained in a Schedule 13G filed February 10, 2003. Of the total shares owned, 965,063 were reported by Barclays Global Investors, NA and 312,151 were reported by Barclays Global Fund Advisors.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four (4) regularly scheduled meetings during the fiscal year ended December 31, 2002.

     The Audit Committee of the Board of Directors consisted of directors Chapman, Anderson and Haden, through February 11, 2002. Effective February 12, 2002, director Edens was elected as a member of the Audit Committee. The Audit Committee amended its charter on February 17, 2003 and a copy of the amended charter is attached as Exhibit A to this Proxy Statement. Pursuant to the Audit Committee charter, the Audit Committee reviews, acts and reports to the Board of Directors of the Company on various auditing and accounting matters, including the appointment of the Company's independent accountants, the scope of the Company's annual audits, fees to be paid to the Company's independent accountants, the performance of the Company's independent accountants, the sufficiency of the Company's internal controls and the Company's accounting and financial management practices. The Audit Committee met five (5) times during the last fiscal year. All of the members of the Audit Committee are "independent" members as defined under Rule 4200(a)(15) of the National Association of Securities Dealers. A report of the Audit Committee is set forth below.

     The Compensation Committee consisted of directors Anderson and Edens through December 31, 2002. The Compensation Committee reviews employee compensation and makes recommendations thereon to the Board of Directors and administers the Company's Stock Incentive Plans. The Compensation Committee also determines, upon review of relevant information, the employees to whom options shall be granted. The Compensation Committee met two (2) times during the last fiscal year. A report of the Compensation Committee is set forth below.

     During the fiscal year ended December 31, 2002, each director attended all of the Board meetings. Each member of the Board who served on one or more of the above-listed committees attended all of the committee(s) on which such director served, in person or by consent.

           AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2002

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and the clarity of the Company's disclosures in the financial statements.

     In addition, the Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, and in particular, SAS 61. Furthermore, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors' independence.

     The Audit Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, and the overall quality of the Company's financial reporting. The Audit Committee held five (5) meetings during the fiscal year ended December 31, 2002.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors. The Audit Committee amended its charter on February 17, 2003 and a copy of the amended charter is attached as Exhibit A to this Proxy Statement.

AUDIT COMMITTEE: Jerry W. Chapman (Chairman), J. Robert Anderson, Dr. C. Roland Haden and Gary Edens.
February 17, 2003

                              DIRECTOR COMPENSATION

     We do not pay directors who are also officers of the Company additional compensation for their service as directors. During 2002, compensation for each non-employee director included the following:

DESCRIPTION                                                           THROUGH 2-11-02     AFTER 2-11-02
-----------                                                           ---------------     -------------
Each regularly scheduled Board of Directors meeting attended              $ 1,500            $ 1,500

Quarterly stipend for non-chairman committee members                      $ 5,000            $ 5,000

Quarterly stipend for compensation committee chairman                     $ 5,500            $ 5,500

Quarterly stipends for audit committee chairman                           $ 6,000            $ 7,000

Each regularly scheduled compensation committee meeting attended          $ 1,000            $ 1,000

Each regularly scheduled audit committee meeting attended                 $ 1,500            $ 2,000

Each special meeting of the Board or committee of the Board               $ 1,000            $ 1,000

Expenses of attending Board and Committee meetings                     As incurred        As incurred

The Company also allows each director to elect to  participate in
     the health  benefit  plans each year.  Directors are offered      Participation      Participation
     participation  in  the  same  plans  offered  to  employees,        offered in         offered in
     subject to payment by each electing  director of one-half of      Company plans      Company plans
     the related  premiums paid by Cobra  participants,  plus all applicable co-pays and/or deductibles.

Annual stock option  grants to purchase  shares of Common  Stock,         5,000              7,500
     pursuant to the  Company's  Director  Stock  Option Plan (as amended),  at the market price five (5) business  days after the date of the annual Board meeting

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation earned for services rendered to the Company during the fiscal years 2002, 2001 and 2000 by the Chief Executive Officer and the four other most highly compensated executive officers of the Company who were serving as executive officers of the Company at the end of 2002 and whose aggregate salary and bonus in fiscal 2002 exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                                                              Compensation
                                                                                 Awards
                                                                                 ------               All
                                                                               Securities            Other
                                                  Salary         Bonus         Underlying        Compensation
Name and Position                     Year         ($)          ($) (1)        Options (#)          ($) (2)
-----------------                     ----         ---          -------        -----------          -------
               (a)                     (b)         (c)            (d)              (g)                (i)
Steven G. Mihaylo                     2002       300,000        240,000                0            256,500
   Chairman and Chief                 2001       300,000              0                0              6,000
   Executive Officer                  2000       300,000              0                0              6,000

Norman Stout                          2002       300,000        300,000                0            244,328
   Exec. Vice President and           2001       300,000              0          372,000             16,466
   Chief Administrative Officer       2000       298,462              0                0             47,012

Craig W. Rauchle                      2002       300,000        300,000                0            282,287
   Exec. Vice President and           2001       300,000              0          372,000             15,796
   Chief Operating Officer            2000       298,462              0                0             14,996

Jeffrey T. Ford                       2002       250,000        168,942                0             45,500
   Sr. Vice President and             2001       221,157              0           40,000              5,100
   Chief Technology Officer           2000       190,316              0           15,000              4,841

Kurt R. Kneip                         2002       174,038         70,000                0              5,221
   Sr. Vice President and             2001       150,000              0           20,000              4,500
   Chief Financial Officer            2000       149,615              0            5,000              5,013

(1) The Compensation Committee set earnings per share performance levels for the consolidated Company, upon which incentives were placed for each of the executives. Cash bonus awards, based upon meeting or exceeding such performance levels and limited to a percentage of base salary, were set for each executive officer. With the exception of Mr. Ford, Named Executive Officer bonuses were based entirely on Inter-Tel earnings per share targets. Seventy-five percent of the performance award opportunity for Mr. Ford was based on earnings and other specific measurements within his operating segment of the Company, and 25% was based on Inter-Tel earnings per share targets. Maximum bonus awards, ranging from 60% to 100% of annual base compensation were set for the Named Executive Officers. Column (d) reflects net bonuses achieved for these performance targets.
(2) In February 2002, Inter-Tel received a gross cash award of $20 million as a result of an arbitration settlement in connection with a lawsuit filed by Inter-Tel in 1996. As a result of this settlement and in recognition of such executives' efforts in connection with the lawsuit, the Board of Directors approved one-time payments of $250,000, $225,000, $225,000 and $40,000 to Steven G. Mihaylo, Norman Stout, Craig Rauchle and Jeff Ford, respectively. During 2002, Mr. Rauchle also received $40,000 in other compensation related to reimbursement of health and welfare benefits for a family member. The Company contribution under its 401(k) Retirement Plan for 2002 is estimated to be $5,500 each for Messrs. Stout and Ford; $5,263 for Mr. Rauchle and $5,221 for Mr. Kneip. Messrs. Mihaylo, Stout and Rauchle received auto allowances of $6,500, $6,000 and $6,000 respectively during 2002. In addition, Messrs. Stout and Rauchle received reimbursements of $7,828 and $6,024, respectively, for club dues and expenses. No compensation is present under omitted columns (e), (f) and (h).

     The following table below sets forth information concerning stock options held or acquired by each of the Named Executive Officers during the year ended December 31, 2002:

     AGGREGATED OPTION EXERCISES IN 2002 AND DECEMBER 31, 2002 OPTION VALUES

                                                                        Number of
                                                                       Unexercised            Value of in-the-money
                                                                         Options                     options
                                         Shares                      At December 31,             At December 31,
                                        Acquired                         2002 (#)                  2002 ($) (2)
                                           on          Value         ---------------             ---------------
                                        Exercise     Realized          Exercisable/                Exercisable/
Name                                       (#)        ($) (1)         Unexercisable               Unexercisable
      (a)                                  (b)          (c)                (d)                         (i)
Steven G. Mihaylo                        144,000     1,243,080                 -- / --                       -- / --
Norman Stout                               5,000         5,775       202,400 / 329,600         1,235,143 / 3,483,772
Craig W. Rauchle                              --            --       324,400 / 297,600         4,356,976 / 3,386,652
Jeffrey T. Ford                               --            --        113,000 / 45,000           1,410,835 / 438,695
Kurt R. Kneip                             10,000       220,592         59,000 / 19,000             860,190 / 214,165

(1) Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.
(2) Based upon the market price of $20.91 per share, which was the closing selling price per share of Common Stock on the Nasdaq National Market on the last day of the Company's 2002 fiscal year, less the option exercise price payable per share.

                        OPTION GRANTS IN LAST FISCAL YEAR

The Company granted no stock options to Named Executive Officers during the year ended December 31, 2002.

       COMPENSATION COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2002

EXECUTIVE COMPENSATION PRINCIPLES

     The Company's Compensation Committee's responsibilities include determining the cash and non-cash compensation of executive officers. The Compensation Committee's policy regarding compensation of the Company's executive officers is to provide generally competitive salary levels and compensation incentives in order to attract and retain individuals of outstanding ability; to recognize and reward individual performance and the performance of the Company; and to support the Company's primary goal of increasing shareholder value. Through 2002, non-cash compensation had been limited to stock option grants to purchase Common Stock at fair market value at the grant date. All executive officers and certain employees of the Company participate in such stock incentive plans. All options to purchase Common Stock were granted with exercise prices equal to the fair market value of the Common Stock on the date of grant. These plans are designed to attract and retain qualified personnel and to tie their performance to the enhancement of shareholder value. Stock options vest at the end of either four or five years from the date of grant.

     Executive officers, together with other permanent Inter-Tel employees, may also participate in the Company's 401(k) Thrift Savings Plan. Each executive officer participated in the Inter-Tel Employee Stock Ownership Plan through July 1997, the date the plan assets were frozen, except for Mr. Stout, who was not allocated shares before the date the plan was frozen. All executive officers may also participate in the Inter-Tel Employee Stock Purchase Plan except for Mr. Mihaylo, who is not eligible to participate because he owns greater than 5% of the company's Common Stock.

     In February 2002, Inter-Tel received a gross cash award of $20 million as a result of an arbitration settlement in connection with a lawsuit filed by Inter-Tel in 1996. As a result of this settlement, the board of directors approved payments of $250,000, $225,000, $225,000 and $40,000 to Steven G.
Mihaylo, Norman Stout, Craig Rauchle and Jeff Ford, respectively. These one-time special payments were approved by the Compensation Committee after the settlement was awarded, based in part on the significant amounts of time and energy expended over several years by these executives related to the lawsuit.

     During 1999, each of the Named Executive Officers and other officers and selected employees of the Company were offered loans to acquire the Company's Common Stock. Promissory Notes were established to cover the cost of exercise of stock options, including applicable taxes, or the cost of the Company's Common Stock purchased in the open market during May and June of 1999. The loans are interest-only notes with balloon payments due or before March 15, 2004. The loans bear interest at the mid-term applicable federal interest rate, compounded annually. Interest payments are due on or before March 15 of each anniversary beginning on March 15, 2000. The notes are full recourse loans and the Company retains the Common Stock certificates as collateral. Messrs. Mihaylo and Kneip each paid off their respective loans in full during 1999 and Mr. Ford paid off his loan in full in 2002. On March 3, 2003, Mr. Stout paid $26,026 for principal and $10,214 for accrued interest on his loan. Mr. Rauchle continues to participate in the loan program. The following table sets forth the details at December 31, 2002 of the remaining stock option loans for each of the Named Executive Officers that had activity during 2002.

                                                          Life-to-date            Principal and              Loan
                                   Original Stock            Accrued            Interest Payments         Balance at
Name                              Loan Balance ($)        Interest (a)         Through 12-31-02(b)       12-31-02 (c)
----                              ----------------        ------------         -------------------       ------------
Norman Stout                          266,026                49,766                  41,107                274,685
Craig W. Rauchle                      106,816                18,865                  51,103                 74,578
Jeffrey T. Ford                       110,024                17,852                 127,876                     --

(a) Accrued interest is the lesser of the amount accrued through December 31, 2002 or date of loan payoff.
(b) Mr. Ford paid all outstanding principal and interest amounts due under his loan on May 15, 2002. Not included in the table above is a payment on March 3, 2003 made by Mr. Stout of $26,026 for principal and $10,214 for accrued interest on his loan. Mr. Rauchle paid interest on his loan on the annual March 15 due date.
(c) Loan balance includes accrued interest through December 31, 2002. On March 3, 2003, Mr. Stout paid $26,026 for principal and $10,214 for accrued interest on his loan; accordingly, Mr. Stout's loan balance was reduced to $240,000 as of March 3, 2003.

     Two of the Company's executive officers received loans from Inter-Tel during 1999 to acquire common stock in Cirilium, a company formed during 1999 that was jointly owned by Inter-Tel and Hypercom Corporation. Norman Stout and Craig Rauchle received loans on December 29, 1999 of $250,000 and $200,000, respectively, to acquire 375,000 and 300,000 shares, respectively, of voting common stock of Cirilium. The Promissory Notes are interest-only notes with balloon payments due on or before March 15, 2004. The loans bear interest at the mid-term applicable federal interest rate, compounded annually. Interest payments are due on or before March 15 of each anniversary beginning on March 15, 2000. The notes are full recourse loans. Mr. Stout paid off his Cirilium stock loan in full on March 3, 2003. The following table sets forth the details of the Cirilium loans through December 31, 2002.

                                                 Life-to-date         Principal and           Loan
                             Original Stock         Accrued         Interest Payments      Balance at
Name                        Loan Balance ($)       Interest          Through 12-31-02     12-31-02 (c)
----                        ----------------       --------          ----------------     ------------
Norman Stout (a)                 250,000            34,323                156,313           128,010
Craig W. Rauchle (b)             200,000            28,455                100,445           128,010

(a) Not included in the table above is the payment by Mr. Stout of the entire outstanding principal and interest on his loan then remaining on March 3, 2003.
(b) Not included in the table above is a payment by Mr. Rauchle for interest accrued on his loan required to be paid by the annual March 15 due date.
(c) Loan balance includes accrued interest through December 31, 2002. Mr. Stout paid off the entire principal and interest on his loan balance on March 3, 2003.

     The Compensation Committee intends to continue to consider expansion of executive compensation to include deferred cash and equity-based compensation integrated with the attainment of specific long-term performance goals and shareholder value enhancement.

EXECUTIVE COMPENSATION PROGRAM FOR KEY EXECUTIVES

     The total compensation program for executives includes both cash and equity-based compensation. The Compensation Committee determines the level of salary for executive officers and determines the salary or salary ranges based upon periodic reviews of base salary levels for comparable officer positions in similar companies of comparable size and capitalization. Salary changes are based upon the Compensation Committee's assessment of the executive's performance and the scope and complexity of the position held.

     At the beginning of 2002, the Compensation Committee considered the Company's target earnings per share goals and the business plans of the Company. Consideration included past and anticipated performance, new product and market expectations, assets employed and similar factors. The Compensation Committee set earnings per share performance levels for the consolidated Company, upon which incentives were placed for each of the executives. Cash bonus awards, based upon meeting or exceeding such performance levels and limited to a percentage of base salary, were set for each executive officer. With the exception of Mr. Ford, Named Executive Officer bonuses were based entirely on Inter-Tel earnings per share targets. Seventy-five percent of the performance award opportunity for Mr. Ford was based on earnings and other specific measurements within his operating segment of the Company, and 25% was based on Inter-Tel earnings per share targets. Maximum bonus awards, ranging from 60% to 100% of annual base compensation were set for the Named Executive Officers.

     As indicated above, annual cash bonus awards are integrated with performance against specific earnings per share and operating segment measurement goals set forth in the Company's business plan. Performance benchmarks are tied to the specific earnings per share and operating segment performance of the Company. The cash bonuses in the Summary Compensation Table reflect the performance of the Named Executive Officers against the targets established at the beginning of each year. The performance levels were not achieved during 2001 or 2000 for any of the Named Executive Officers; accordingly, no bonuses were paid for 2001 or 2000 for any of these executives.

CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer's salary for 2002 was determined based upon periodic reviews of the salaries of Chief Executive Officers of similar companies of comparable size and capitalization and upon a review of the Chief Executive Officer's performance against the Company's 2001 performance. The Compensation Committee determined the CEO's 2002 bonus opportunity based on similar Company consolidated earnings performance criteria used to determine bonuses for the other executive officers. No stock options were granted to Mr. Mihaylo to purchase Inter-Tel stock during 2002.

COMPENSATION COMMITTEE: J. Robert Anderson (Chairman) and Gary D. Edens

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The following graph compares the cumulative total return of the Company's Common Stock with the Nasdaq Composite Index and a self-determined peer group index from December 1997 to December 2002. The Common Stocks of the peer group companies have been included on a weighted basis to reflect the relative market capitalization at the end of each period shown. Inter-Tel selected Avaya, Inc. (Avaya) as a member of our self-determined peer group, using measurements from the date of Avaya's inception (September 18, 2000). Comdial Corp. (Comdial) was delisted from the Nasdaq stock market effective November 25, 2002; therefore, the graph below depicts the peer group data available only through that date. The graph below presents data for the self-determined peer group for the final time through 2002. Inter-Tel selected the Nasdaq telecom index for comparisons in the second graph and for future comparative periods. In this year of change, both graphs are presented for comparison purposes.

                                  [LINE GRAPH]

                                     Legend

Description                        12/31/97  12/31/98  12/29/99  12/31/00  12/31/01  12/31/02
-----------                        --------  --------  --------  --------  --------  --------
INTER-TEL, INCORPORATED              100.0     120.9     129.6      40.0     100.4     109.7
Nasdaq Composite Index               100.0     141.0     261.5     157.4     124.9      86.3
Self-Determined Peer Group (1)       100.0      80.1      46.6       9.4      11.1       2.4

(1) Companies in the Self-Determined Peer Group: COMDIAL CORP, AVAYA INC. and NORSTAN INC.

Notes: A. The lines represent monthly index levels derived from compounded daily returns that include all dividends. B. The indexes are reweighted daily, using the market capitalization on the previous trading day. C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used. D. The index level for all series was set to $100.0 on 12/31/97.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The following graph compares the cumulative total return of the Company's Common Stock with the Nasdaq Composite Index and the Nasdaq Telecommunications Stocks index from December 1997 to December 2002. Inter-Tel selected the Nasdaq Telecommunications Stock index for comparisons in this second graph and for future comparative periods.

                                  [LINE GRAPH]

                                     Legend

Description                        12/31/97  12/31/98  12/29/99  12/31/00  12/31/01  12/31/02
-----------                        --------  --------  --------  --------  --------  --------
INTER-TEL, INCORPORATED              100.0     120.9     129.6       40.0    100.4      109.7
Nasdaq Composite Index               100.0     141.0     261.5      157.4    124.9       86.3
Nasdaq Telecommunications Stocks     100.0     165.0     295.0      125.7     84.2       38.8
  SIC 4800-4899 US & Foreign

Notes: A. The lines represent monthly index levels derived from compounded daily returns that include all dividends. B. The indexes are reweighted daily, using the market capitalization on the previous trading day. C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used. D. The index level for all series was set to $100.0 on 12/31/97.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Please refer to "Executive Compensation Principles" above for information regarding loans offered to Named Executive Officers to acquire the Company's Common Stock.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with. However, on December 31, 2002, the Company reallocated forfeited shares from its ESOP plan to all eligible employees. Messrs. Mihaylo, Rauchle, Ford and Kneip received 14, 14, 12 and 10 reallocated shares, respectively on that date, but did not file Form 4's within two days, or January 3, 2003. Each of the four individuals filed Form 4's on January 17, 2002, one day after receiving notice of the reallocation.

OTHER MATTERS

     The Board of Directors is not aware of any matters that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named on the accompanying Proxy will have the authority to vote on those matters in accordance with their own judgment.

                                        By Order of the Board of Directors


                                        Kurt R. Kneip, Secretary
                                        March 19, 2003

                                    EXHIBIT A

                             INTER-TEL, INCORPORATED
                       AUDIT COMMITTEE CHARTER, AS AMENDED
                                FEBRUARY 17, 2003

ORGANIZATION

This Audit Committee Charter (the "Charter") governs the operations of the Audit Committee (the "Committee") of Inter-Tel, Incorporated ("Inter-Tel" or the "Corporation"). The charter will be reviewed and reassessed by the Committee annually, and proposed changes, if any, will be recommended to the Board for approval. The Committee shall be appointed by the Board and shall comprise at least three directors, each of whom shall be qualified to serve on the Committee pursuant to the following requirements (as well as any additional criteria required by the Securities and Exchange Commission (the "SEC") or NASDAQ:

     * Each member will be an independent director, as defined in (i) NASDAQ Rules and (ii) the rules of the SEC.

     * Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and
     * At least one member of the Committee will qualify as a "financial expert," in accordance with the rules of the SEC.
The Chairman of the Committee (the "Chairman") shall be designated by the Board, provided, however, that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate the Chairman.

STATEMENT OF PURPOSE

The Committee's purpose is to:

     * To take such actions as are necessary to monitor: (i) the integrity of the Corporation's financial reporting, (ii) the Corporation's compliance with legal and regulatory requirements, (iii) the internal and independent auditor's qualifications, independence and performance, and (iv) the Corporation's internal accounting and financial controls;
     * Outline to the Board improvements made, or to be made, in internal accounting controls;
     *    Appoint, determine funding for, and oversee the independent auditors;
     * Prepare the report that the rules of the SEC require be included in the Corporation's annual proxy statement;
     * Provide the Corporation's Board with the results of its monitoring and recommendations derived therefrom; and
     * Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

It is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, Board of Directors and Corporation Management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation and, further, it has the power to retain outside counsel, or other experts, for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Committee is to oversee the Corporation's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the
Corporation's financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances.

The Committee shall have the following authority and responsibilities. Such authority and responsibilities are set forth as a guide with the understanding that the Committee or the Board may amend or supplement them from time to time as appropriate.

     * Review and approve the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein;
     * Pre-approve audit and non-audit services provided to the Corporation by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible). In this regard, (x) the Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors and (y) the Committee may elect to form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting;
     * Review the performance of the Corporation's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;
     * Oversee the independence of the Corporation's independent auditors by, among other things:
          o requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with Independent Standards Board Standard No. 1;
          o actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action in to satisfy itself of the auditors' independence; and
          o Reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements.
     * Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection, evaluation and termination of the Corporation's independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting);
     * Discuss with the Corporation's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented;
     *    Review  and  discuss  the  results  of  the  year-end   audit  of  the
          Corporation, including any comments or recommendations of the Corporation's independent auditors, and the audited financial statements and related MD&A to be included in the Corporation's Annual Report on Form 10-K;

     * Review with management and the independent auditors the Corporation's interim financial statements and the related MD&A included in Quarterly Reports on Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements;
     * Direct the Corporation's independent auditors to review before filing with the SEC the Corporation's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;
     * Review with management and the independent auditors weaknesses in internal controls and any significant suggestions for improvements provided to management by the independent auditors;
     * Review before release the unaudited quarterly operating results in the Corporation's quarterly earnings release, including the use of "pro-forma" or "adjusting" non-GAAP information, as well as financial information and earnings guidance provided to analysts, rating agencies or similar external audiences;
     * Meet at least quarterly with the senior internal auditing executive and the independent auditor in separate executive sessions;
     * Request from the Corporation that appropriate funding be provided, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisor employed by the Committee;
     *    Provide a report in the Corporation's proxy statement;
     * Unless submitted to another comparable independent body of the Board, as and to the extent required under applicable federal securities laws and related rules and regulations, and/or the NASDAQ Marketplace Rules, related party transactions shall be submitted to the Committee for review and the Committee shall approve or disapprove such related party transactions;
     * Obtain from the Corporation's independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;
     * Establish procedures for receiving, retaining and treating complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
     *    Report regularly to the Board on its activities, as appropriate.

     The Committee, as necessary or appropriate, shall also:

     IN REGARDS TO FINANCIAL STATEMENT AND DISCLOSURE MATTERS:

     * Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation's financial statements;
     * Receive periodic reports from the Corporation's independent auditors and management of the Corporation regarding the review, selection, application and disclosure of Corporation's significant accounting policies;
     * Review with management and the Corporation's independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;
     * Review the adequacy and effectiveness of the Corporation's accounting, disclosure and internal control policies and procedures through inquiry, discussion and periodic meetings with the Corporation's independent auditors and management of the Corporation and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Corporation's periodic filings and the attestations or reports of the independent auditors relating to such disclosure;

     * Review with management the Corporation's administrative, operational and accounting internal controls, and advise the Board as to any concerns regarding whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

     IN REGARDS TO OVERSIGHT OF THE COMPANY'S  RELATIONSHIP WITH THE INDEPENDENT
AUDITOR:

     * Review the independent auditors' most recent internal and external quality control review (if applicable);
     * Review and accept, if appropriate, the annual audit plan of the Corporation's independent auditors, including the scope of audit activities, and monitor such plan's progress and results during the year;
     * Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor;
     * Review with management the guidelines/practices for the Corporation's hiring of employees of the independent auditor who were engaged on the Corporation's account;

     IN REGARDS TO COMPLIANCE OVERSIGHT RESPONSIBILITIES:

     * Oversee compliance with the requirements of the SEC for disclosure of auditor's services and audit committee members, member qualifications and activities;
     * Review with management and the independent auditor any correspondence with regulators or governmental agencies or published reports which raise material issues regarding the Corporation's financial statements or accounting policies;
     * Meet with the general counsel and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;
     * Review the Corporation's program to monitor compliance with the Corporation's Code of Conduct or similar ethics code (including policies related to conflicts of interest), and meet periodically with the Corporation's Compliance Officer to discuss compliance with the Code of Conduct, including the review of reports and disclosures of insider and affiliated party transactions;
     * Review, in conjunction with counsel, any legal matters that could have a significant impact on the Corporation's financial statements;
     * Provide oversight and review at least annually of the Corporation's risk management policies, including its investment policies; and

     AND, IN GENERAL:

     * Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to ensure that the Corporation complies with all laws and regulations and its Code of Conduct.

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board. Members of the Committee may not receive any compensation from the Corporation except the fees that they receive for service as a member of the Board or any committee thereof.

MEETINGS

The Committee will meet as often as it determines, but not less frequently than once quarterly. The Committee, in its discretion, will ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Corporation at such times as it deems appropriate in order to review the financial affairs of the Corporation. The Committee will meet periodically in separate executive session with the independent auditors as well as any internal auditors of the Corporation at such times as it deems appropriate in order to review the financial controls of the Corporation and to otherwise fulfill the responsibilities of the Committee under this charter. The Committee may also meet with the Corporation's investment bankers or financial analysts who follow the Corporation.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.



/s/ Jerry Chapman                           ,        Audit Committee Chair
--------------------------------------------
Jerry Chapman

/s/ J. Robert Anderson                      ,        Audit Committee Member
--------------------------------------------
J. Robert Anderson

/s/ Gary D. Edens                           ,        Audit Committee Member
--------------------------------------------
Gary D. Edens

/s/ Dr. C. Roland Haden                     ,        Audit Committee Member
--------------------------------------------
Dr. C. Roland Haden


February 17, 2003

             INTER-TEL, INCORPORATED ANNUAL MEETING OF SHAREHOLDERS
                      Tuesday, April 21, 2003, 10:00 A.M.
                    1615 S. 52nd Street, Tempe, Arizona 85281

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 21, 2003.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.
By signing the proxy, you revoke all prior proxies and appoint Kurt R. Kneip, Jeffrey T. Ford and Norman Stout, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

THERE ARE THREE WAYS TO VOTE YOUR PROXY. YOUR INTERNET OR TELEPHONE VOTES AUTHORIZE THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

1. VOTE BY INTERNET-- www.eproxy.com/intl/-- QUICK ooo EASY ooo IMMEDIATE
     * Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 18, 2003.
     * You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

2. VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326-- QUICK ooo EASY ooo IMMEDIATE
     * Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 a.m. (CT) on April 18, 2003.
     * You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
     * Follow the simple instructions the voice provides you.

3. VOTE BY MAIL
     Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Inter-Tel, Incorporated, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

    IF YOU VOTE BY INTERNET OR BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.   Election of directors:

     01 Steven G. Mihaylo                 04 Gary D. Edens
     02 J. Robert Anderson                05 C. Roland Haden
     03 Jerry W. Chapman

     [ ] Vote FOR all nominees (except as marked)      [ ] Vote WITHHELD from all nominees

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE
     FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S)
     OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)__________________________________

2.   To consider and ratify the appointment of Ernst & Young LLP as the Company's         [ ] For   [ ] Against    [ ] Abstain
     independent auditors.

3.   To amend the Company's 1997 Long-Term Incentive Plan to remove the 500,000           [ ] For   [ ] Against    [ ] Abstain
     share lifetime individual grant limitation and to create an annual individual grant limit per individual of 1% or less of the total outstanding shares for any one year period. If approved by the shareholders, the new annual limit will first be determined as of April 21,
     2003 and, beginning in 2004, on January 1 of each year thereafter.

4.   To transact such other business as may properly come before the meeting or           [ ] For   [ ] Against    [ ] Abstain
     any adjournment thereof. For Against Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ] Indicate changes below:

Date: _____________________________

Signature(s) in Box: ___________________________________________________________
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.